UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34709 (Commission File Number)	05-0574281 (IRS Employer Identification No.)
13927 South Gessner Road Missouri City, TX (Address of principal executive offices)		77489 (Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously reported, (i) on March 25, 2014, Global Geophysical Services, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”), (ii) on September 23, 2014, (A) the Debtors entered into a Backstop Conversion Commitment Agreement (“Backstop Agreement”) with certain lenders under the Debtors’ DIP credit facility (the “Backstop Parties”) and (B) the Company, on behalf of itself and the other Debtors, filed a Joint Plan of Reorganization (the “Original Joint Plan of Reorganization”) and accompanying Disclosure Statement with the Bankruptcy Court.

On October 16, 2014, the Debtors and the Backstop Parties entered into the First Amended Restated and Backstop Conversion Commitment Agreement (the “Amended Backstop Agreement”). The Amended Backstop Agreement does not materially modify the principal provisions of the Backstop Agreement described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2014.

The foregoing description of the Amended Backstop Agreement does not purport to be complete and is subject to, and qualified in it entirety by, the full text of the Amended Backstop Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On October 9, 2014, the Company, on behalf of itself and the other Debtors, filed the First Amended Joint Plan of Reorganization (the “Amended Joint Plan of Reorganization”) and accompanying First Amended Disclosure Statement (the “Amended Disclosure Statement”) with the Bankruptcy Court.  The Amended Joint Plan of Reorganization is subject to confirmation by the Bankruptcy Court, on a hearing date to be established by the Bankruptcy Court.  Like the Original Joint Plan of Reorganization, the Amended Joint Plan of Reorganization provides, among other things, that all existing equity interests in the Company, both common and preferred, will be cancelled and extinguished on the effective date of the Amended Joint Plan of Reorganization, with the holders thereof receiving no distribution under the Amended Joint Plan of Reorganization.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed to be furnished and such information and the Amended Joint Plan of Reorganization and the Amended Disclosure Statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section, and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The Amended Joint Plan of Reorganization and the Amended Disclosure Statement are subject to material change and may not contain information suitable for making an investment decision about the current outstanding securities of the Company. The Amended Joint Plan of Reorganization and the Amended Disclosure Statement are available free of charge at http://cases.primeclerk.com/ggs/.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K and the exhibit hereto may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Debtors, including the implementation of the Amended Joint Plan of Reorganization, the continuing availability of sufficient borrowing capacity or other financing to fund operations achieving operating efficiencies, existing and future governmental regulations and actions of governmental bodies, industry specific risk factors (as detailed in the Amended Disclosure Statement) and other market and competitive conditions.  Readers are cautioned that the forward-looking statements speak as of the date made and are not guarantees of future performance.  Actual results or developments may differ materially from the results or expectations suggested, expressed or implied by these forward-looking statements. Readers are referred to the documents filed by the Company with the SEC, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this current report on Form 8-K and the exhibit hereto. The Company disclaims any obligations to update any forward-looking statements.

Item 9.01    Financial Statements and Exhibits

(d)      Exhibits

Exhibit Number	Description

10.1
First Amended and Restated Backstop Conversion Commitment Agreement, dated as of October 16, 2014, between Global Geophysical Services, Inc., certain subsidiaries of Global Geophysical Services, Inc., and the Investors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc.

Dated: October 16, 2014	/s/ Sean M. Gore
Sean M. Gore
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
First Amended and Restated Backstop Conversion Commitment Agreement, dated as of October 16, 2014, between Global Geophysical Services, Inc., certain subsidiaries of Global Geophysical Services, Inc., and the Investors party thereto.